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                                                                    Exhibit 4.10

                      REGISTRATION RIGHTS JOINDER AGREEMENT

          WHEREAS, The Jean Coutu Group (PJC) Inc. (the "Company"), certain Guarantors and the Initial Purchasers heretofore executed and delivered a Registration Rights Agreement ("Registration Rights Agreement") dated as of July 30, 2004, providing for the filing of a registration statement with the SEC registering the Exchange Securities. All capitalized terms used herein but not defined, shall have the meaning assigned thereto in the Registration Rights Agreement;

          WHEREAS, as a condition to the consummation of the offering of the Securities, certain of the Guarantors, none of which was originally party to the Registration Rights Agreement, have agreed to join the Registration Rights Agreement upon consummation of the acquisition by the Company of all of the outstanding capital stock of Eckerd Corporation, a Delaware Corporation, Thrift Drug, Inc., a Delaware corporation, and Genovese Drug Stores, Inc., a Delaware corporation, on terms described below;

          WHEREAS, the undersigned and their board of directors (or equivalent thereof) have concluded that the execution of this Joinder Agreement is in their best interests and have received fair value for the execution of this Joinder Agreement based on the benefits to be received by the undersigned as part of the consolidated group of entities in which the Company is the parent entity;

          NOW, THEREFORE, in consideration of the benefits that each Guarantor has or will receive under the Registration Rights Agreement, each Guarantor signatory hereto hereby agrees for the benefit of the Initial Purchasers, as follows:

     A. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Agreement, and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Company and the Guarantors (including the Company's and the Guarantors' obligations as indemnifying parties) in the Registration Rights Agreement as if made by, and with respect to, each signatory hereto; and (iii) jointly and severally, perform all obligations and duties required of the Company and the Guarantors pursuant to the Registration Rights Agreement, in each case under (i),
          (ii) and (iii) as if an original party thereto.

     B. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate power and

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          authority and the legal right to execute, deliver and perform its obligations under this Joinder Agreement, that performance of this Joinder Agreement does not and will not violate any provisions of its charter, by-laws or other similar document, or, except as could not reasonably be expected to result in a material adverse effect, any contractual obligations binding on it; and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

     C. Each of the undersigned hereby irrevocably agrees that the obligations of such Guarantor under the Registration Rights Agreement shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payment made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Registration Rights Agreement, will result in the obligations of such Guarantor under the Registration Rights Agreement not constituting a fraudulent conveyance for purposes of any federal, state, local or provincial bankruptcy, fraudulent conveyance or other laws.

          THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

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          IN WITNESS WHEREOF, the undersigned has executed this agreement this
31st day of July, 2004.


                                         ECKERD CORPORATION
                                         ECKERD FLEET, INC.
                                         EDC DRUG STORES, INC.
                                         EDC LICENSING, INC.
                                         GENOVESE DRUG STORES, INC.
                                         THRIFT DRUG, INC.
                                         THRIFT DRUG SERVICES, INC.


                                         By: /s/ Michel Coutu
                                            ------------------------------------

                                             Michel Coutu, as President of each